UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2010, the stockholders of Nucor Corporation (“Nucor”) approved the Nucor Corporation 2010 Stock Option and Award Plan (the “2010 Plan”). The 2010 Plan replaces the Nucor Corporation 2005 Stock Option and Award Plan (the “2005 Plan”) which was scheduled to expire on June 30, 2010. No further awards will be made under the 2005 Plan. Awards made under the 2005 Plan prior to May 13, 2010 will remain outstanding in accordance with their terms.

The terms of the 2010 Plan are nearly identical to the terms of the 2005 Plan. A brief description of the 2010 Plan follows, but is subject to the full text of the 2010 Plan attached as Appendix B to our proxy statement dated March 24, 2010.

The 2010 Plan authorizes the grant of equity-based compensation to our employees and non-employee directors in the form of stock options, restricted stock, restricted stock units and performance shares. Nucor has reserved 15.5 million shares of its common stock for future awards under the 2010 Plan

The 2010 Plan will be administered by members of the Compensation and Executive Development Committee of the Board of Directors with respect to awards to employees and by the Board of Directors with respect to awards to directors. The Compensation and Executive Development Committee or the Board of Directors (as the case may be) has the authority to select the persons eligible to receive awards, determine the types of awards and, subject to the limitation on individual awards in the 2010 Plan, the number of shares to be awarded and select the terms and conditions attached to all awards.

The 2010 Plan provides that no award may be made to an employee who at the date of the award owns more than 2% of the total combined voting power or value of all classes of Nucor stock or a director who on the date of the award owns more than 1% of the total combined voting power or value of all classes of Nucor stock. The 2010 Plan also provides that the maximum number of shares with respect to which awards may be granted to any employee during a calendar year is 400,000 shares.

The Board of Directors may at any time terminate or amend the 2010 Plan, provided that any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the listing requirements of the New York Stock Exchange will not be effective unless and until such approval has been obtained. No awards may be made under the 2010 Plan after June 30, 2020, but all awards made on or prior to that date will continue in effect thereafter subject to their terms and the terms of the 2010 Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Nucor held its Annual Meeting of Stockholders on May 13, 2010. At the meeting, stockholders elected all three of the directors nominated by the Board of Directors. Each director received a greater number of votes cast “for” his election than votes “withheld” from his election as reflected below. In addition, stockholders ratified the appointment of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2010 and approved the 2010 Stock Option and Award Plan and amendments to Nucor’s Restated Certificate of Incorporation eliminating the classified structure of the Board of Directors. Two stockholder proposals presented at the meeting that are briefly discussed below were not approved. For more information on the proposals, see Nucor’s proxy statement dated March 24, 2010. Set forth below are the final voting results for each of the proposals.

• Election of director nominees

Director	Votes For	Votes Withheld
Daniel R. DiMicco	225,377,146	9,311,102
James D. Hlavacek	225,571,262	9,116,986
John H. Walker	227,079,974	7,608,274

• Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2010

Votes For	Votes Against	Abstentions	Broker Non-Votes
265,003,296	2,717,505	1,115,946	383,731

• Proposal to approve amendments to Nucor’s Restated Certificate of Incorporation eliminating the classified structure of the Board of Directors

Votes For	Votes Against	Abstentions	Broker Non-Votes
265,803,600	1,570,588	1,462,550	383,740

• Proposal to approve the Nucor Corporation 2010 Stock Option and Award Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
219,728,761	12,968,651	1,607,091	34,915,975

• Stockholder proposal regarding an amendment to Nucor’s governance documents to require majority voting for the election of directors

Votes For	Votes Against	Abstentions	Broker Non-Votes
92,268,991	140,107,563	1,927,942	34,915,982

• Stockholder proposal regarding a report on Nucor’s political contributions and expenditures

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,969,836	136,334,825	33,999,030	34,916,787

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: May 18, 2010	By:	/s/ James D. Frias
James D. Frias Chief Financial Officer, Treasurer and Executive Vice President

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